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                                                                   Exhibit 10.51


                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

         THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT entered into as of the 3rd day of November, 2002, by and between MCG Capital Corporation (the "Company"), a Delaware corporation, and Bryan J. Mitchell, an individual (the "Executive") (hereinafter collectively referred to as the "parties").

         WHEREAS, the Executive has heretofore been employed by the Company as its Chief Executive Officer and is experienced in all phases of the business of the Company and the Company desires to retain the services and employment of the Executive on the terms set forth herein;

         WHEREAS, on November 28, 2001, the Company and the Executive entered into an Employment Agreement (the "Prior Agreement"); on November 28, 2001, the Company and the Executive entered into a Restricted Stock Agreement (the "Restricted Stock Agreement"); and on November 28, 2001, the Company and the Executive entered into a Promissory Note (the "Promissory Note");

         WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and of its stockholders to amend and restate the Prior Agreement and enter into this Agreement;

         WHEREAS, the Company agrees to employ the Executive and the Executive accepts the employment with the Company, as an "at will" employee upon the terms set forth in this Agreement, for the period commencing on the date hereof and ending on the date on which such employment is terminated; and

         WHEREAS, the Company and the Executive desire to enter into this Agreement which will replace the Prior Agreement and will provide for the continued employment of the Executive by the Company upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, it is agreed as follows:

         1. Term. This Agreement shall be for the period commencing on the date hereof and ending on the date on which the Executive's employment is terminated.

         2. Employment. (a) The Executive shall be employed as the Chief Executive Officer of the Company or such other position(s) as may be mutually agreed upon in writing by the parties. The Executive shall perform the duties, undertake the responsibilities and exercise the authority customarily performed, undertaken and exercised by persons situated in a similar executive capacity.

                  (b) The Executive shall devote his full working time attention and skill to the performance of such duties, services and responsibilities, and will use his best efforts to promote the interests of the Company. The Executive will not, without prior written approval of the Board of Directors of the Company (the "Board"), engage in any other activities that would interfere with the performance of his duties as an employee of the Company, are in violation of written policies of the Company, are in violation of applicable law, or would create a conflict of interest with respect to the Executive's obligations as an employee of the Company. The Executive may (1) serve on corporate, civil or charitable boards or committees, (2) deliver lectures and teach at educational institutions, (3) serve as a personal representative or trustee, (4) manage his personal, financial and legal affairs, and (5) invest personally in any business where no conflict of interest exists between such investment and the business of the Company, as long as the foregoing activities do not require a material time commitment by the Executive.

         3. Base Salary. The Company agrees to pay or cause to be paid to the Executive during the term of this Agreement a base salary at the rate of $300,150 per annum (such base salary, as may be adjusted from time to time in accordance with this Section, the "Base Salary"). Such Base Salary shall be payable in accordance with the Company's customary practices applicable to its

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executives. Such Base Salary shall be reviewed (and may be adjusted) at least annually by the Board or an authorized committee of the Board. Such Base Salary may be reduced only if such reduction is implemented by the Company as part of an overall general salary reduction plan among all of its employees and such reduction to the Base Salary on a percentage basis is equal to or less than the percentage reduction otherwise implemented under such plan.

         4. Employee Benefits. The Executive shall be entitled to participate in all employee benefit plans, practices and programs maintained by the Company and made available to employees generally including, without limitation, all pension, retirement, profit sharing, savings, medical, hospitalization, disability, dental, life or travel accident insurance benefit plans, vacation and sick leave, other than the annual Cash Incentive Compensation Program for 2002. The Executive's participation in such plans, practices and programs shall be on the same basis and terms as are applicable to employees of the Company generally.

         5. Executive Benefits. The Executive shall be entitled to participate in all executive benefit or incentive compensation plans now maintained or hereafter established by the Company for the purpose of providing compensation and/or benefits to executives of the Company, other than the annual Cash Incentive Compensation Program for 2002. Unless otherwise provided herein, the Executive's participation in such plans shall be on the same basis and terms as other similarly situated executives of the Company. No additional compensation provided under any of such plans shall be deemed to modify or otherwise affect the terms of this Agreement or any of the Executive's entitlements hereunder.

         6.       Other Benefits and Obligations.

                  (a) Fringe Benefits and Perquisites. The Executive shall be entitled to all fringe benefits and perquisites generally made available by the Company to its executives.

                  (b) Expenses. The Company agrees to pay all reasonable expenses, subject to reasonable documentation, incurred by the Executive in furtherance of the Company's business, including, without limitation, traveling and entertainment expenses, and to reimburse the Executive for all such reasonable expenses advanced by him and not reimbursed prior to the date of this Agreement.

                  (c) Repayment of the Existing Indebtedness. In addition to any other provision under the Promissory Note to pay the Principal Amount (as defined under the Promissory Note) and the interest on the Principal Amount, the Executive agrees to pay to the Company towards repayment of the Principal Amount and all accrued interest thereon (being applied first to then-accrued interest and then to the outstanding Principal Amount) an amount equal to all Dividends (as defined under the Restricted Stock Agreement) paid to the Executive with respect to the Award Shares (as defined under the Restricted Stock Agreement) less the federal, Maryland and local income taxes on such Dividends computed at the maximum individual rate for a resident of Maryland; such payment to be made within 10 business days after receipt of any such Dividend. The Executive shall not participate in the Company's dividend reinvestment plan with respect to the Award Shares until the Promissory Note is repaid in full.

                  (d) Repayment of Cash Incentive Compensation. The Executive shall repay to the Company within 10 business days after the date hereof, an amount equal to the amount (net of all taxes, computed at the maximum individual rate for a resident of Maryland) the Executive actually received under the Cash Incentive Program for 2001 paid in January, 2002. The Executive and the Company agree to take any other action, to the extent practical to reverse the payment of the benefits paid out under the Cash Incentive Program for 2001, including adjusting the Executive's withholding of federal, Maryland and local income and withholding taxes.

         7. Termination. The Executive's employment hereunder may be erminated under the following circumstances:

                  (a) Disability. The Company may terminate the Executive's employment after having established the Executive's Disability or the Executive can terminate if he has established his Disability. For purposes of this Agreement, "Disability" means a physical or mental infirmity which impairs the Executive's ability to substantially perform his duties under this Agreement for at least one hundred eighty (180) days during any 365-consecutive-day period. The Executive shall be entitled to the compensation and benefits provided for under this Agreement for any period during the term of this Agreement and prior

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to the establishment of the Executive's Disability during which the Executive is unable to work due to a physical or mental infirmity. Notwithstanding anything contained in this Agreement to the contrary, until the Termination Date (as defined herein) specified in a notice of termination relating to the Executive's Disability, the Executive shall be entitled to return to his position with the Company as set forth in this Agreement in which event no Disability of the Executive will be deemed to have occurred.

                  (b) Termination by the Company. The Company may terminate at any time the Executive's employment for any reason.

                  (c) Termination by the Executive. The Executive may terminate his employment at any time for any reason.

                  (d) For purposes of Section 2 of the Promissory Note, any termination other than for death or Disability hereunder shall be deemed a termination for Cause or a termination by the Executive other than for Good Reason. For purposes of Section 2 of the Promissory Note, "Cause" and "Good Reason" shall be defined as any termination of the Executive except for death or disability.

                  (e) Notice of Termination. Any purported termination by the Company or by the Executive shall be communicated by written notice of termination to the other. For purposes of this Agreement, no such purported termination of employment shall be effective without such written notice of termination.

                  (f) Termination Date, Etc. "Termination Date" shall mean (1) in the case of the Executive's Death, the Executive's date of Death, (2) if the Executive's employment is terminated for Disability, the date on which the notice of termination is given, (3) if the Executive terminates his employment, on the date such termination is announced by the Executive, and (4) if the Executive's employment is terminated for any other reason, the date specified in the notice of termination, which shall not be longer than seven (7) days after the notice of termination.

         8. Compensation Upon Termination. Upon termination of the Executive's employment during the term of this Agreement (including any extensions thereof), the Executive shall be entitled to the following benefits:

                  (a) (x) If the Executive's employment is terminated by the Company or by the Executive (other than for death or Disability), then the Company shall pay the Executive all amounts earned or accrued hereunder through the Termination Date but not paid as of the Termination Date, including (i) Base Salary, (ii) reimbursement for any and all monies advanced or expenses incurred in connection with the Executive's employment for reasonable and necessary expenses incurred by the Executive on behalf of the Company for the period ending on the Termination Date, (iii) vacation pay, (iv) any bonuses or incentive compensation with respect to the fiscal year ended prior to the fiscal year in which the Termination Date occurs that was earned and unpaid and (v) any previous compensation which the Executive has previously deferred (including any interest earned or credited thereon) (collectively, "Accrued Compensation"). (y) In addition, if the Executive's employment is terminated by the Company or by the Executive (other than for death or Disability) an amount equal to the Executive's monthly base salary immediately prior to the Termination Date for three months payable in twelve (12) equal monthly installments commencing on the first day of the month following the Termination Date and on the first day of each of the next eleven months. The Executive will forfeit any Tier 1, Tier 2 and Tier 3 Shares (as defined in the Restricted Stock Agreement between the Executive and the Company (the "RSA")) that are Forfeitable Shares (as defined in the RSA) as to which the forfeiture restrictions have not lapsed as of the Termination Date. (z) In addition, if the Company terminates the Executive, for twenty-four (24) months following the Termination Date, the Company shall at its expense continue on behalf of the Executive and his dependents and beneficiaries the life insurance, disability, medical, dental and hospitalization benefits which were being provided to the Executive at the time notice of termination is given. The benefits provided in this subsection (z) shall be no less favorable to the Executive, in terms of amounts and deductibles and costs to him, than the coverage provided the Executive under the plans providing such benefits at the time notice of termination is given. The Company's obligation hereunder with respect to the foregoing benefits shall be limited to the extent that the Executive obtains any such benefits pursuant to a subsequent employer's benefit plans, in which case the Company may reduce the coverage of any benefits it is required to provide the Executive hereunder as long as the aggregate coverage of the combined benefit plans is no less favorable to the Executive, in terms of amounts and deductibles and costs to him, than the coverage required to be provided hereunder. This subsection (z) shall not be interpreted so as to limit any benefits to which the Executive or his dependents may be entitled under any of the Company's employee benefit plans, programs or practices following the Executive's termination of employment, including without limitation, retiree medical and life insurance benefits;

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                  (b) If the Executive's employment terminates for Disability or for reason of the Executive's death, then the Executive shall be entitled to the benefits provided below:

                      (i) the Company shall pay the Executive or his beneficiaries all Accrued Compensation;

                      (ii) the Company shall pay to the Executive or his beneficiaries an amount equal to the bonus or incentive award (which, for this purpose, shall not include the restricted stock under the RSA) that the Executive would have been entitled to receive in respect of the fiscal year in which the Executive's Termination Date occurs had he continued in employment until the end of such fiscal year, calculated as if all performance targets and goals (if applicable) had been fully met by the Company and by the Executive, as applicable, for such year, multiplied by a fraction the numerator of which is the number of days in such fiscal year through the Termination Date and the denominator of which is 365 (a "Pro Rata Bonus"); and

                      (iii) With respect to the Tier 1, Tier 2 and Tier 3
                  Shares, forfeiture restrictions will lapse on the Termination Date and such shares shall become Non-Forfeitable Shares (as defined in the RSA) on such date.

                  (c) The amounts provided for in Sections 8(a)(x), 8(b)(i) and 8(b)(ii) shall be paid within ten (10) business days after the Executive's Termination Date.

                  (d) The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Executive in any subsequent employment.

                  (e) Executive's entitlement to any other compensation or benefits shall be determined in accordance with the Company's employee benefit plans and other applicable programs and practices then in effect.

                  (f) Vesting under RSA. The RSA will govern the applicability of forfeiture restrictions relating to Tier 1, Tier 2 and Tier 3 Shares except as otherwise provided herein. Notwithstanding the RSA, the Board of Directors of the Company may determine that the forfeiture restriction under Section 4.2 thereunder shall not lapse, either in whole or in part.

         9.       Employee Covenants.

                  (a) Confidentiality. The Executive shall not, without the prior express written consent of the Company, directly or indirectly, use for any purpose any Confidential Information (as defined below) in any way, or divulge, disclose or make available or accessible any Confidential Information to any person, firm, partnership, corporation, trust or any other entity or third party unless (i) such disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of his duties as an executive of the Company or (ii) such disclosure is required by applicable law or (iii) the Executive is requested or required by a judicial or arbitration body or governmental agency (by oral question, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any such information, in which case the Executive will (A) promptly notify the Company of such request or requirement, so that the Company may seek an appropriate protective order and (B) cooperate with the Company, at its expense, in seeking such an order. "Confidential Information" means all information respecting the business and activities of the Company and any of its Subsidiaries, including, without limitation, respecting the clients, customers, suppliers, employees, consultants, prospects, computer or other files, projects, products, computer disks or other media, computer hardware or computer software programs, underwriting, lending or investment standards, marketing plans, financial information, methodologies, know-how, processes, trade secrets, policies, practices, projections, forecasts, formats, operational methods, product development techniques, research, strategies or information agreed to

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with third-parties to be kept confidential by the Company and any of its
Subsidiaries. Notwithstanding the immediately preceding sentence, Confidential Information shall not include any information that is, or becomes, a part of the public domain or generally available to the public (unless such availability occurs as a result of any breach by the Executive of this Agreement) or any business knowledge and experience of the type usually acquired by persons engaged in positions similar to the Executive's position with the Company, to the extent such knowledge and experience is non-Company specific and not proprietary to the Company or any of its Subsidiaries.

                  (b) Non-Competition. During the period commencing on the date hereof and ending one (1) year after the Termination Date (the "Applicable Period"), and provided the Company complies with all of its obligations set forth in Section 8 hereof, the Executive shall not, without the prior written consent of the Company, engage in any business or activity, whether as an employee, consultant, partner, principal, agent, representative, stockholder (other than as the holder of an interest of two percent (2%) or less in the equity of a publicly traded corporation) or other individual, corporate or representative capacity, or render any services or provide any advice or assistance to any business, person or entity, if such business, activity, person or entity competes anywhere in the United States with the Company or any of its Subsidiaries in respect of (i) any then current product, service or business of the Company or any of its Subsidiaries on the Termination Date or (ii) any product, service or business as to which the Company or any of its Subsidiaries has begun preparing to develop or offer as of the Termination Date. Nothing herein shall be construed to prevent the Executive from being employed by any person or entity in a line of business or activity that does not compete with
(i) products, services or businesses offered or conducted by the Company or its Subsidiaries as of the Termination Date, or (ii) products, services or business which the Company or any of its Subsidiaries has begun preparing to develop or offer as of the Termination Date. A product, service or business shall not be deemed to compete with the Company or its Subsidiaries if it is offered in any industry or market sector in which the Company and its Subsidiaries do not compete nor have begun preparing to compete as of the Termination Date.

                  (c) Non-Solicitation. During the period commencing on the date hereof and ending two (2) years after the Termination Date (the "Non-Solicitation Period"), the Executive shall not divert, solicit or lure away the patronage of (1) any client or business of the Company or any of its Subsidiaries as of or within the two (2) year period prior to the Termination Date or (2) any prospective client or business of the Company or any of its Subsidiaries. As used herein, "prospective client" means any client that the Company or any of its Subsidiaries (i) has solicited within the two (2) year period prior to the Termination Date, (ii) is soliciting as of the Termination Date, or (iii) as of the Termination Date, is maintained in the Company's data base of prospective clients. Nothing herein shall be construed to prevent the Executive from soliciting clients or prospective clients of the Company or its Subsidiaries with respect to products, services or businesses which the Company and its Subsidiaries neither offer or conduct, nor have begun preparing to develop or offer, as of the Termination Date. The Executive shall not, during the Non-Solicitation Period, directly or indirectly, recruit, hire or assist others in recruiting or hiring, or otherwise solicit for employment, any employees of the Company or any of its Subsidiaries. The provisions of this
Section 9(c) shall not be deemed to limit in any way the provisions of any other Section of this Agreement.

                  (d) Interpretation. The parties hereto recognize that the laws and public policies of the various states of the United States may differ as to the validity and enforceability of covenants similar to those set forth in Sections 9(b) and (c). It is the intention of the parties that the potential restrictions on the Executive's activities imposed by Sections 9(b) and (c) be reasonable in both duration and geographic scope and in all other respects, it being understood that the business conducted by the Company and its Subsidiaries is nationwide in scope. It is also the intention of the parties that the provisions of Sections 9(b) and (c) be enforced to the fullest extent permissible under the laws and policies of each jurisdiction in which enforcement may be sought, and that in the event that any provision of Sections 9(b) and (c) shall, for any reason, be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof, and such invalid or unenforceable provision shall be construed by limiting it so as to be valid and enforceable to the fullest extent permissible under applicable law. If applicable law does not permit an invalid or unenforceable provision to be so construed, then the invalid or unenforceable provision shall be stricken and the remaining portions of Sections 9(b) and (c) shall be enforced to the fullest extent permitted by law. In addition, if any provision of Sections 9(b) and (c) shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall be deemed to apply only with respect to the operation of such provision in the particular jurisdiction in which such determination is made and not with respect to any other provision or jurisdiction.

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                  (e) Remedies. The Executive agrees that any breach of the
terms of this Section 9 would result in irreparable injury and damage to the Company for which the Company would have no adequate remedy at law; the Executive therefore also agrees that in the event of said breach or any threat of breach, the Company shall be entitled to an immediate injunction and restraining order from a court of competent jurisdiction to prevent such breach and/or threatened breach and/or continued breach by the Executive and/or any and all persons and/or entities acting for and/or with the Executive, without having to prove damages. The availability of injunctive relief shall be in addition to any other remedies to which the Company may be entitled at law or in equity but remedies other than injunctive relief may only be pursued in an arbitration brought in accordance with Section 12 of this Agreement. The terms of this paragraph shall not prevent the Company from pursuing in an arbitration any other available remedies for any breach or threatened breach of this Section 9, including but not limited to the recovery of damages from the Executive.

                  The provisions of this Section 9 shall survive any termination of this Agreement, and the existence of any claim or cause of action by the Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements of this Section 9; provided, however, that this paragraph shall not, in and of itself, preclude the Executive from defending himself against the enforceability of the covenants and agreements of this
Section 9.

                  (f) Return of Materials. Upon the request of the Company and, in any event, upon termination of employment, the Executive will leave with the Company all memoranda, notes, records, manuals, or other documents and media (in whatever form maintained, whether documentary, computer storage or otherwise) pertaining to the Company's business, including all copies thereof; other than such documents and items that are personal to the employee (e.g., pay stubs, personal tax documentation and other compensation or employment related materials).

                  (g) Ownership of Executive Developments. All copyrights, patents, trade secrets, or other intellectual property rights associated with any ideas, concepts, techniques, inventions, processes, or works of authorship developed or created by the Executive during the course of performing work for the Company, or its clients, including, but not limited to, software programs, manuals, publications and reports (collectively, the "Work Product") belongs and shall belong exclusively to the Company and shall, to the extent possible, be considered a work made by the Executive for hire for the Company within the meaning of Title 17 of the United States Code. To the extent the Work Product may not be considered work made by the Executive for hire for the Company, the Executive agrees to assign, and automatically assign at the time of creation of the Work Product, without any requirement of further consideration, any right, title, or interest he may have in such Work Product. Upon request of the Company, the Executive shall take such further actions, including execution and delivery of instruments of conveyance, as may be appropriate to give full and proper effect to such assignment. Notwithstanding anything else in this Agreement, any ideas, concepts, techniques, inventions, processes or works of authorship developed or created by the Executive on the Executive's own time, and which have no application in the business of the Company ("Executive Work Product"), shall not be considered Work Product, and the Company shall have no interest in any such Executive Work Product.

                  (h) Consequences of Challenging Enforceability of Non-Compete. If at any time the Executive or his subsequent employer successfully challenges the enforceability of the Non-compete and/or Non-solicitation provisions of Sections 9(b) and 9(c), then (1) all references to 1 year, 2 years and/or 24 months in Sections 8(a), 9(b) and 9(c) shall instead be references to the time period that such non-compete and non-solicitation restrictions actually remain in effect, and (2) the amount of severance that the Executive may receive under
Section 8(a) shall automatically be reduced proportionately.

         10.      Treatment of Section 280G.

                  (a) Tax Payment. In the event it shall be determined that any payment (other than the payment provided for in this Section 10(a)) or distribution of any type to or for the benefit of the Executive, by the Company, any Affiliate of the Company, any Person who acquires ownership or effective control of the Company or ownership of a substantial portion of the Company's assets (within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder) or any Affiliate of such Person, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (the "Total Payments"), is or will be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are collectively referred to as the "Excise Tax"),

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then the Executive shall be entitled to receive a payment in an amount equal to the Excise Tax imposed upon the Total Payments; provided, however that the Total Payments shall be reduced (but not below zero) if and to the extent that a reduction in the Total Payments would result in the Executive retaining a larger amount, on an after-tax basis (taking into account federal, state and local income taxes and the Excise Tax) than if the Executive received the entire amount of such Total Payments and the amount equal to the Excise Tax. Unless the Executive shall have given prior written notice specifying a different order to the Company to effectuate the foregoing, the Company shall reduce or eliminate the Total Payments by first reducing or eliminating the portion of the Total Payments which are not payable in cash and then by reducing or eliminating cash payments, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time from the Determination (as hereinafter defined). Any notice given by the Executive pursuant to the preceding sentence shall take precedence over the provisions of any other plan, arrangement or agreement governing the Executive's rights and entitlements to any benefits or compensation.

                  (b) Determination By Accountant. All mathematical determinations, and all determinations as to whether any of the Total Payments are "parachute payments" (within the meaning of Section 280G of the Code), that are required to be made under this Section 10(a), including determinations as to whether a Excise Tax is required, the amount of such Excise Tax and amounts relevant to the last sentence of this Section 10(b) or whether the Total Payment should be reduced, shall be made by an independent accounting firm selected by the Executive from among the five (5) largest accounting firms in the United States (the "Accounting Firm"), which shall provide its determination (the "Determination"), together with detailed supporting calculations regarding the amount of any Excise Tax and any other relevant matter, both to the Company and the Executive by no later than ten (10) days following the Termination Date, if applicable, or such earlier time as is requested by the Company or the Executive (if the Executive reasonably believes that any of the Total Payments may be subject to the Excise Tax). If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive and the Company with an opinion reasonably acceptable to the Executive and the Company that no Excise Tax is payable (including the reasons therefor) and that the Executive has substantial authority not to report any Excise Tax on his federal income tax return. If an Excise Tax is determined to be payable, it shall be paid to the Executive within ten (10) days after the Determination (and all accompanying calculations and other material supporting the Determination) is delivered to the Company by the Accounting Firm. Any determination by the Accounting Firm shall be binding upon the Company and the Executive, absent manifest error. As a result of uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Excise Tax payments not made by the Company should have been made ("Underpayment"), or that Excise Tax payments will have been made by the Company which should not have been made ("Overpayments"). In either such event, the Accounting Firm shall determine the amount of the Underpayment or Overpayment that has occurred. In the case of an Underpayment, the amount of such Underpayment (together with any interest and penalties payable by the Executive as a result of such Underpayment) shall be promptly paid by the Company to or for the benefit of the Executive. In the case of an Overpayment, the Executive shall, at the direction and expense of the Company, take such steps as are reasonably necessary (including, if reasonable, the filing of returns and claims for refund), and otherwise reasonably cooperate with the Company to correct such Overpayment, provided, however, that (1) the Executive shall not in any event be obligated to return to the Company an amount greater than the net after-tax portion of the Overpayment that he has retained or has recovered as a refund from the applicable taxing authorities and (2) this provision shall be interpreted in a manner consistent with the intent of Section 10(a), it being understood that the correction of an Overpayment may result in the Executive repaying to the Company an amount which is less than the Overpayment. The fees and expenses of the Accounting Firm shall be paid by the Company.

         11.      Successors and Assigns.

                  (a) This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns. The term "Company" as used herein shall include such successors and assigns. The term "successors and assigns" as used herein shall mean a corporation or other entity acquiring all or substantially all the assets and business of the Company (including this Agreement) whether by operation of law or otherwise.

                  (b) Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal personal representative.

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         12.      Fees and Expenses. The Company shall pay all legal fees and related expenses (including the costs of experts, evidence and counsel) in excess of $50,000 incurred by the Executive as they become due as a result of the Executive's seeking to obtain or enforce any right or benefit provided by this Agreement or by any other plan or arrangement maintained by the Company under which the Executive is or may be entitled to receive benefits; provided, however, that if the Executive is successful in enforcing any such rights or benefits provided under this Agreement, then the Company shall reimburse the Executive for the first $50,000 of such fees and expenses incurred by the Executive.

         13. Arbitration. Except as set forth in Section 9(e) hereof, any and all disputes, claims and controversies between the Company or any of its Affiliates and the Executive arising out of or relating to this Agreement, or the breach thereof, or otherwise arising out of or relating to the Executive's employment or the termination thereof shall be resolved by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall take place in the Washington, D.C. metropolitan area. The arbitrator shall have no authority to award punitive damages. The award of the arbitrator shall be final and judgment thereon may be entered in any court having jurisdiction. The parties shall share the costs of the arbitration equally, unless otherwise ordered by the arbitrator. Judgment upon the arbitration award may be entered in any federal or state court having jurisdiction.

         14. Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement (including the notice of termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other, provided that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

         15. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company or any of its subsidiaries and for which the Executive may qualify, nor shall anything herein limit or reduce such rights as the Executive may have under any other agreements with the Company or any of its subsidiaries. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company or any of its subsidiaries shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement.

         16. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

         17. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Virginia without giving effect to the conflict of law principles thereof.

         18. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

         19. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.


                      [Balance of Page Intentionally Blank]

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         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has executed this Agreement as of the day and year first above written.

                            MCG Capital Corporation


                            /s/  Samuel G. Rubenstein
                            ---------------------------------------
                            Name:  Samuel G. Rubenstein
                            Title: Executive Vice President and General Counsel

                            Executive:        Bryan J. Mitchell


                            /s/  Bryan J. Mitchell
                            ---------------------------------------

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